Exhibit 99.1

Safety Shot Brand Ambassador & Multiplatform Entertainer Matthew Espinosa to Share His Enthusiasm for the Wellness Beverage with 16 Million Followers

JUPITER, FL – February 14, 2024 – Safety Shot, Inc. (Nasdaq: SHOT) today announced that Matthew Espinosa joins Safety Shot as a brand ambassador to share his love and enthusiasm for the first patented wellness beverage on Earth that helps people feel better faster by reducing blood alcohol content, boosting clarity and overall mood.

With over 16 million followers across social media, Matthew is an internet OG who has been catering to fans for the last 12 years. Matthew is an actor, producer, and writer who has been on shows including “American Vandal” on Netflix and “Ballers” on HBO Max, as well as films such as “Be Somebody” and “A Hollywood Christmas”. He played a pivotal role in crafting Facebook’s inaugural online digital series, contributing as a writer, producer, and actor. Beyond the screen, Matthew has delved into literature, having written the book “Matthew Espinosa: More Than Me” published by Harper Collins. He has collaborated with top-tier brands like Oreo, Pizza Hut, MGM Grand, CashApp, Virgin, and CBS.

“As I’ve gotten older, I’ve begun to take my health more seriously and Safety Shot’s vision of helping increase cognitive ability and focus has been such a game changer for me on my daily routine,” Matthew Espinoza said.

“Matthew’s highly entertaining and comedic content appeals to a generation of people that we believe will enjoy and benefit from Safety Shot as much as Matthew has,” stated Safety Shot’s CEO Brian John . “We are super pleased to have him come on board as a brand ambassador and look forward to lots of media collaborations in which even more people will be exposed to our highly-anticipated, in-demand wellness beverage.”

Safety Shot is the world’s first patented beverage that reduces blood alcohol content in as little as 30 minutes. Fast acting Safety Shot reduces blood alcohol content through several factors that help process alcohol more efficiently, while also helping the body maintain hydration and improve the overall feeling of wellbeing through nootropics and vitamins.

About Safety Shot, Inc.

Safety Shot, a wellness and functional beverage company, is set to launch Safety Shot, the first patented wellness beverage on Earth that helps people feel better faster by reducing blood alcohol content, boosting clarity and overall mood. Safety Shot is available for purchase online at DrinkSafetyShot.com and Amazon. The Company plans to launch business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars in the first quarter of 2024. Safety Shot plans to spin off legacy assets from its Jupiter Wellness business to unlock value for shareholders.

Forward Looking Statements

This communication contains forward-looking statements regarding Safety Shot, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Safety Shot’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Safety Shot and, including those described from time to time under the caption “Risk Factors” and elsewhere in Safety Shot’s Securities and Exchange Commission (SEC) filings and reports, including Safety Shot’s Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Safety Shot. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Safety Shot on its website or otherwise. Safety Shot undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Media Contact:

Phone: 904-477-2306
Email: emily@pantelidespr.com

Investor Contact:

Phone: 561-244-7100
Email: investors@drinksafetyshot.com

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